Exhibit 3.2

ARTICLES OF AMENDMENT

OF

OCEAN HOLDINGS INC.

REPUBLIC

OF

THE MARSHALL ISLANDS

[SEAL]

ARTICLES OF AMENDMENT

OF

OCEAN HOLDINGS INC.

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with section 5 of the Business Corporations Act on

NON RESIDENT

[SEAL]	April 30, 2004

/s/ C. Kastrinaky
Deputy Registrar

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
OCEAN HOLDINGS INC.
UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

I, Annita Hadjipaschali President/Director of OCEAN HOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1.            The name of the Corporation is: OCEAN HOLDINGS INC.

2.            The Articles of Incorporation were filed with the Registrar of Corporations as of the 10th day of January, 2000.

3.             Section A of the Articles of Incorporation is hereby amended as follows:

The name of the Corporation shall be: TRANS OCEAN PETROLEUM TANKERS INC.

4.             The amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 28th day of April, 2004.

/s/ Annita Hadjipaschali
Annita Hadjipaschali
President/Director